EXHIBIT 10(ii)

                          EMPLOYMENT AGREEMENT


     THIS AGREEMENT (this "Agreement") is by and between RENAISSANCE INTERNATIONAL GROUP, LTD., a Nevada corporation ("Company"), and PETER DE KREY, an individual ("Employee").

                                RECITALS:

     A. Company is engaged, among other things, in the business of managing and operating medical facilities and developing digital interface technology systems for the medical and related industries ("Company Business"). Employee has substantial experience and expertise in the area of international business affairs.

     B. Company desires to retain the services of Employee as an executive, to act as its VICE PRESIDENT OF INTERNATIONAL BUSINESS
DEVELOPMENT, and Employee desires and is willing to continue employment with the Company in that capacity.

     C. Company and Employee desire to embody the terms and conditions of Employee's employment in a written agreement, which will supersede all prior agreements of employment, whether written or oral, pursuant to the terms and conditions hereinafter set forth.

     D. The Board of Directors of Company (the "Board"), has determined that it is in the best interests of Company and its shareholders to assure that Company will have the continued dedication of Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 6(f)) of Company. The Board believes it is imperative to diminish the inevitable distraction of Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage Employee's full attention and dedication to Company currently and in the event of any threatened or pending Change of Control, and to provide Employee with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of Employee will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused Company to enter into this Agreement.

                                AGREEMENT

     In consideration of the recitals and mutual agreements hereinafter set forth, the parties agree as follows:

     1. EMPLOYMENT. Company agrees to continue to employ Employee on a full-time basis, in accordance with the terms and conditions set forth herein, and Employee agrees to accept such continued full-time employment in accordance with said terms and conditions. Employee shall have such duties and responsibilities as shall be allocated to him from time to time by the Board in his capacity as the Vice President of International Business Development. Employee's title and duties may be changed from time to time in the discretion of Company's Board so long as he is maintained in an executive capacity with duties, responsibilities and privileges commensurate with his current level of employment. Employee agrees to devote his full time, skill, knowledge and attention to the business of Company and the performance of his duties under this Agreement. Employee shall report directly to the President of Company.

     2. TERM. The initial term (the "Term") of employment under this Agreement shall commence on February 1, 1998 (the "Effective Date") and shall continue for a period of five (5)

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years, unless earlier terminated as set forth in Section 6 below.
Thereafter, this Agreement shall automatically renew for an additional three-year period (the "Renewal Term") unless either party gives the other written notice of non-renewal at least 30 days prior to the expiration of the Term or Renewal Term.

     3.   COMPENSATION.

          (a) BASE SALARY. Company agrees to pay Employee an initial annual base salary of $150,300, before deducting all applicable withholdings which shall be payable in accordance with Company's standard executive payroll policies as they may be revised from time to time. Employee's annual base salary shall thereafter be subject to annual adjustment in accordance with Company's standard executive compensation policies, but in no event shall Employee's annual base salary be less than $150,300 per year during the Term or Renewal Term.

          (b) INCENTIVE BONUS. After commencing his duties as Vice President of International Business Development, Company's Executive Committee shall, at its option, design and present to the Board for review, adjustment and adoption, an incentive compensation program for key employees. Employee shall be designated as a key employee and shall be entitled to participate in such program, and if financial targets established pursuant to the program are met, will be eligible to earn in any year an additional maximum amount of compensation in the form of stock, stock options and/or cash as determined by Company's Executive Committee.

          (c) DEDUCTIONS. Company shall deduct from the payments made to Employee hereunder any federal, state or local withholding or other taxes or charges which Company is required to deduct under applicable law, and all amounts payable to Employee under this Agreement are stated before any such deductions. Company shall have the right to rely upon written opinion of counsel if any questions arise as to any deductions.

     4.   BENEFITS.

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          (a)  INSURANCE.  In addition to the compensation described above, while Employee is employed hereunder, Company shall pay for and provide Employee and his dependents with the same amount and type of health, medical and life insurance as is provided from time to time to executive officers of Company during the Term and Renewal Term, if applicable.

          (b) EXPENSE REIMBURSEMENT. In addition to the compensation and benefits provided above, Company shall, upon prior approval of the Executive Committee and receipt of appropriate documentation, reimburse Employee each month for his reasonable travel, lodging and other ordinary and necessary business expenses consistent with Company's policies as in effect from time to time.

          (c) RETIREMENT PLAN. In addition to the compensation and benefits provided above, Company shall pay for and provide Employee a retirement or pension plan as is provided from time to time to executive officers of Company during the Term and Renewal Term, if applicable.

     5. VACATION. Employee shall be entitled to vacation with pay in accordance with Company's vacation policy as in effect from time to time. In addition, Employee shall be entitled to such holidays as Company may approve for its executive personnel.

     6. TERMINATION. The Board may terminate Employee's employment by Company prior to the expiration of the Term or Renewal Term in the manner provided in either Section 6(a) or Section 6(b). Additionally, if notice of non-renewal is given pursuant to Section 2, the term of employment shall expire at the end of the Term and Employee shall be entitled to compensation as provided in Section 6(e).

          (a) FOR CAUSE. Company may terminate this Agreement for cause upon written notice to the Employee stating the facts constituting such cause, provided that Employee shall have 10 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for cause hereunder. In the event of termination for cause, any unexercised stock options granted pursuant to Section 3(c) shall automatically expire, and Company shall be obligated to pay Employee only the salary due him through the date of termination pursuant to Section 3(a). Cause shall include material neglect of duties, failure to abide by ethical and good faith instructions or policies from or set by the Board, conviction of a felony or serious misdemeanor offense or pleading guilty or NOLO CONTENDERE to same, the commission by Employee of an act of dishonesty or moral turpitude, Employee's breach of this Agreement, breach by Employee of any other material obligation to Company, or upon the bankruptcy, receivership, dissolution or cessation of business of Company.

          (b) WITHOUT CAUSE. Any termination of Employee by Company for any other reason than for cause shall constitute a termination without cause. Any termination resulting from a Change of Control as defined below shall constitute a termination without cause without the necessity of written notice to Employee. Upon termination under this
     Section 6(b), Company shall (i) pay to Employee his base salary at the time of termination due him through the date of the expiration of the Term, or Renewal Term, if applicable; and (ii) within 60 days after the end of the fiscal year in which termination pursuant to this
     Section 6(b) occurs, Employee shall be entitled to receive a separation payment as defined below.

          (c) DISABILITY. If during the Term, or Renewal Term, if applicable, Employee fails to perform his duties hereunder because of physical or mental illness or other incapacity for a period of two consecutive months, or for 45 days during any 120-day period, Company

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     shall have the right to terminate this Agreement without further obligation hereunder except for any bonus amount payable in accordance with this Section 6(c) and any amounts payable pursuant to disability plans generally applicable to executive employees. Company shall provide Employee with notice of commencement of the disability period, which period cannot commence more than seven (7) days prior to the date of the notice. If there is any dispute as to whether Employee is or was physically or mentally disabled under this Agreement, or whether his disability has ceased and he is able to resume his duties, such question shall be submitted to a licensed physician agreed upon by the parties. Employee shall submit to such examinations and provide information as such physician may request, and the determination of such physician as to Employee's physical or mental condition shall be binding and conclusive on the parties. Company agrees to pay the cost of any such physician's services, tests and examinations.

          (d) DEATH. If Employee dies during the Term, or Renewal Term, if applicable, this Agreement shall terminate immediately, and the Employee's legal representatives shall be entitled to receive the base salary due the Employee through the last day of the calendar month in which his death shall have occurred and any other death benefits generally applicable to executive employees.

          (e) NON-RENEWAL. If Employee's term of employment is not renewed by Company as contemplated by Section 2 at the end of the Term, Company shall pay to Employee the base salary due him through the end of the Term, less applicable withholdings.

          (f) CHANGE OF CONTROL. For purposes of this Agreement (except to the extent governed or affected by Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               i) Any "person" (as such term is used in Section 13(d) and 14(d)) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or "persons" acting in concert, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
          Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of Company's then outstanding securities, provided that the term "person" for purposes of this Section 6(f)(i) shall exclude Company or any trustee or other fiduciary holding securities under an employee benefit plan of Company; or

               ii) The stockholders of Company approve an acquisition and/or merger or consolidation of Company with any other corporation, other than (A) an acquisition and/or a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Company, at least seventy percent (70%) of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) an acquisition and/or merger or consolidation effected to implement a recapitalization of Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of Company's then outstanding securities; or

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               iii) The stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all Company's assets.

          (g) SEPARATION PAYMENT. i) For purposes of this Agreement, "Separation Payment" means a payment equal to 2.99 times the Employee's annual base salary at the time of termination, subject to the limitations in (6)(g)(ii), below.

               ii) If the Separation Payment plus any other severance benefits or any other payments or benefits received or to be received by Employee from the Company (whether payable pursuant to the terms of this Agreement or pursuant to any other plan, agreement or arrangement with the Company or any corporation ("Affiliate") affiliated with the Company within the meaning of
          Section 1504 of the Code (collectively, "Severance Benefits"), in the opnion of tax counsel selected by the Company and acceptable to Employee, constitute "parachute payments" within the meaning of Section 280G (b)(2) of the Code, and the present value of such "parachute payments" equals or exceeds three times the average of the annual compensation payable to Employee by the Company (or an Affiliate) and includable in Employee's gross income for federal income tax purposes for the five years preceding the year in which the Employee was terminated without cause under Section 6(b) of this Agreement (including, without limitation, a termination without cause upon a Change of Control) ("Base Amount"), if, but only if Employee so elects in writing, such Severance Benefits shall be reduced to an amount the present value of which (when combined with the present value of any other payments or benefits otherwise received or to be received by Employee from the Company or an Affiliate that are deemed "parachute payments") is equal to 2.99 times the Base Amount, notwithstanding any other provision to the contrary in this Agreement. However, the Severance Benefits shall not be reduced if in the opinion of such tax counsel, the Severance Benefits (in their full amount or as partially reduced, as the case may be) plus all other payments or benefits which constitute "parachute payments" within the meaning of Section 280G (b)(2) of the Code are reasonable compensation for services actually rendered, within the meaning of Section 280G (b)(4) of the Code, and such payments are deductible by the Company. The Base Amount shall include every type and form of compensation includable in Employee's gross income in respect of his employment by the company (or an Affiliate), except to the extent otherwise provided in temporary or final regulations promulgated under
          Section 280G (b) of the Code.  For purposes of this Section  6
          (g)(ii), a "change in ownership or control" shall have the meaning set forth in Section 280G (b) of the Code and any temporary or final regulations promulgated thereunder. The present value of any non-cash benefit or any deferred cash payment shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G (d)(3) and (4) of the Code.

               iii) Employee shall have the right to request that the Company obtain a ruling from the Internal Revenue Service ("Service") as to whether any or all payments or benefits determined by such tax counsel are, in the view of the Service, "parachute payments" under Section 280G. If a ruling is sought pursuant to executive's request, no Severance Benefits payable under this Agreement shall be made to Employee to the extent they would exceed 2.99 times the Base Amount until after 15 days from the date of such ruling. For purposes of this Section 6, Employee

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          and the Company agree to be bound by the Service's ruling as to whether payments constitute "parachute payments" under Section 280G. If the Service declines, for any reason, to provide the ruling requested, the tax counsel's opinion provided with respect to what payments or benefits constitute "parachute payments" shall control, and the period during which the excessive portion of the Severance Benefits may be deferred shall be extended to a date 15 days from the date of the Service's notice indicating that no ruling would be forthcoming.

               iv) If Section 280G, or any successor statute, is repealed, this Section 6(g) shall cease to be effective on the effective of such repeal. The parties to this Agreement recognize that final regulations under Section 280G of the Code may affect the amounts that may be paid under this Agreement and agree that, upon issuance of such final regulations this Agreement may be modified as in good faith deemed necessary in light of the provisions of such regulations to achieve the purposes of this Agreement, and that consent to such modifications shall not be unreasonably withheld.

     7.   NON-COMPETITION; CONFIDENTIAL INFORMATION.

          (a) CONFIDENTIAL INFORMATION. Employee acknowledges that Employee may receive, or contribute to the production of, Confidential Information. For purposes of this Agreement, Employee agrees that "Confidential Information" shall mean information or material proprietary to Company or designated as Confidential Information by Company and not generally known by non-Company personnel, which Employee develops or of or to which Employee may obtain knowledge or access through or as a result of Employee's relationship with Company (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing) related to Company's business: discoveries, inventions, ideas, concepts, research, development, processes, procedures, "know-how", formulae, marketing techniques and materials, marketing and development plans, business plans, customer names and other information related to customers, price lists, pricing policies, financial information, employee compensation, and computer programs and systems. Confidential Information also includes any information described above which Company obtains from another party and which Company treats as proprietary or designates as Confidential Information, whether or not owned by or developed by Company.
     Employee acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time Employee first learns of such information, or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. Employee further agrees:

               i) To furnish Company on demand, at any time during or after employment, a complete list of the names and addresses of all present, former and potential customers and other contacts gained while an employee of Company in Employee's possession, whether or not in the possession or within the knowledge of Company;

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               ii)  that all notes, memoranda, documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to Company, and Employee agrees to turn over all copies of such materials in Employee's control to Company upon request or upon termination of Employee's employment with Company;

               iii) that while employed by Company and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Employee's work for Company; and

               iv) that any idea in whole or in part conceived of or made by Employee during the term of his employment, consulting, or similar relationship with Company which relates directly or indirectly to Company's current or planned lines of business and is made through the use of any of the Confidential Information of Company or any of Company's equipment, facilities, trade secrets or time, or which results from any work performed by Employee for Company, shall belong exclusively to Company and shall be deemed a part of the Confidential Information for purposes of this Agreement. Employee hereby assigns and agrees to assign to Company all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Employee shall acknowledge and deliver to Company, without charge to Company (but at its expense) such written instruments and do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary in the opinion of Company to obtain patents or copyrights or to otherwise protect or vest in Company the entire right and title in and to the Confidential Information.

          (b) NON-COMPETITION. During the Term, Employee agrees that he shall not enter into or engage, directly or indirectly, whether on his own account or as a shareholder (other than as a less than 2% shareholder of a publicly-held company), partner, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity, in any or all of the following activities:

               i)   Engaging in Company Business in the United States;

               ii) soliciting the past or existing customers, clients, suppliers, or business patronage of Company or any of its predecessors, affiliates or subsidiaries, or use any Confidential Information (as defined in Section 7(a)) for the purpose of, or which results in, competition with Company or any of its affiliates or subsidiaries;

               iii) soliciting the employment of any employees of Company or any of its affiliates or subsidiaries; and

               iv) promoting or assisting, financially or otherwise, any person, firm, association, corporation, or other entity engaged in the Company Business in the United States.

          (c) INJUNCTIONS. It is agreed that the restrictions contained in this Section 7 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, Employee agrees that,

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     in addition to and without limiting any other right or remedy Company may have, Company shall have the right to an injunction against Employee issued by a court of competent jurisdiction enjoining any such breach without showing or proving any actual damage to Company.

          (d) Employee also agrees, acknowledges, covenants, represents and warrants as follows:

               i) That he has read and fully understands the foregoing restrictions and that he has consulted with a competent attorney regarding the uses and enforceability of restrictive covenants;

               ii) that he is aware that there may be defenses to the enforceability of the foregoing restrictive covenants, based on time or territory considerations, and that he knowingly, consciously, intentionally and entirely voluntarily, irrevocably waives any and all such defenses and will not assert the same in any action or other proceeding brought by Company for the purpose of enforcing the restrictive covenants or in any other action or proceeding involving him and Company;

               iii) that he is fully and completely aware that, and further understands that, the foregoing restrictive covenants are an essential part of the consideration for Company entering into this Agreement and that Company is entering into this Agreement in full reliance on these acknowledgments, covenants, representations and warranties; and

               iv) that the existence of any claim or cause of action by him against Company, if any, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the foregoing restrictive covenants which shall be litigated separately.

          (e) If period of time and/or territory described above are nevertheless held to be in any respect an unreasonable restriction (after giving due consideration to the provisions of Section 7(d) above), then it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period of time in which it operates or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

          (f) The obligations described in this Section 7 shall survive any termination of this Agreement or any termination of the employment relationship created hereunder for the maximum period of time said obligations may be legally enforced.

     8.   INVENTIONS AND CREATIONS.

          (a) Employee agrees that all inventions, discoveries, developments, improvements, ideas, distinctive marks, symbols or phrases, copyrightable creations, works of authorship, mask works and other contributions including but not limited to software, advertising, design, artwork, manuals and writings (collectively referred to as "Creations"), whether or not protectable by statute, which have been, or are in the future conceived, created, made, developed or acquired by Employee, either individually or jointly, while employee is retained by Company and relate in any manner to Employee's work for Company, the research or business of Company or fields into which the business of

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     Company may extend, belong to Company.  Employee hereby sells, assigns and transfers to Company exclusively and irrevocably, without further compensation, all ownership, title and rights in and to all of the Creations. Employee further agrees to promptly and fully disclose the Creations to Company in writing, if requested by Company, and to execute and deliver any and all lawful applications, assignments and other documents which Company requests for protecting the Creations in the United States or any other country. Company shall have the full and sole power to prosecute such applications and to take all other actions concerning the Creations, and Employee agrees to cooperate fully, at the expense of Company, in the preparation and prosecution of all such applications and any legal actions and proceedings concerning the Creations.

          (b) Employee agrees and warrants that the Creations will be Employee's original work and will not improperly or illegally incorporate any material created by or belonging to others.

          (c) Employee agrees to and does hereby sell, assign, convey and transfer to Company any and all manuscripts, programs, writings, pictorial materials, originals, camera-ready copies, and all drafts and notes of the Creations, regardless of the media in which they might exist, and to provide these materials to Company promptly whenever requested by Company and upon completion of the Agreement, and to execute documents, give testimony and otherwise cooperate fully with Company to establish and/or confirm Company's ownership, patent, copyright and/or trademark rights concerning the Creations.

          (d) Without diminishing in any way the rights granted to Company above, if a Creation is described in a patent, copyright or trademark application, or is disclosed to a third party by Employee within two
     (2) years after Employee's employment with Company is terminated, Employee agrees that it is to be presumed that the Creation was conceived, created, made, developed or acquired by Employee during the period of his employment with Company, unless Employee can prove otherwise by clear and convincing evidence.

     9. GOVERNING LAW AND VENUE. Arizona law shall govern the construction and enforcement of this Agreement and the parties agree that any litigation pertaining to this Agreement shall be in courts located in Maricopa County, Arizona.

     10. CONSTRUCTION. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment or any exhibits thereof.

     11. NONDELEGABILITY OF EMPLOYEE'S RIGHTS AND COMPANY ASSIGNMENT RIGHTS. The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. Upon reasonable notice to Employee, Company may transfer Employee to an affiliate of Company, which affiliate shall assume the obligations of Company under this Agreement. This Agreement shall be assigned automatically to any entity merging with or acquiring Company or its business.

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     12.  ASSIGNMENT.  This Agreement and the respective rights, duties and obligations of Employee hereunder may not be assigned or delegated by Employee.

     13. SEVERABILITY. In the event any term or provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable for any reason, this Agreement shall remain in full force and effect, and either (a) the invalid or unenforceable provision shall be modified to the minimum extent necessary to make it valid and enforceable or (b) if such a modification is not possible, this Agreement shall be interpreted as if such invalid or unenforceable provision were not a part hereof.

     14. ATTORNEYS' FEES. Except as otherwise provided herein, in the event any party hereto institutes an action or other proceeding to enforce any rights arising out of this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the non-prevailing party, such fees to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

     15. CONSIDERATION. It is expressly understood and agreed that this document sets forth the entire consideration for this Agreement, and that said consideration for this Agreement is contractual and not a mere recital.

     16. CONSTRUCTION. This Agreement is a negotiated agreement and any documents delivered pursuant hereto shall be construed without regard to the identity of the persons or entities who or which drafted the various provisions thereof. Every provision of this Agreement and such other employment-related documents shall be construed as though all parties participated equally in the drafting thereof. Any legal rule of construction that a document is to be construed against the drafting party shall not be applicable and is expressly waived by Company and Employee.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

     18. CAPTIONS. The captions used in this Agreement are inserted for convenience only and shall not affect the meaning or construction of this Agreement.

     19.  NOTICES.   All notices required or permitted hereunder shall be
in writing and shall be deemed duly given upon receipt if either personally delivered, sent by certified mail, return receipt requested, or sent by a nationally-recognized overnight courier service, addressed to the parties as follows:

     If to Company:      Renaissance Group International, Ltd.
     -------------       7501 N. 16th Street, Suite 200
                         Phoenix, Arizona  85020
                         Attn:  President

     If to Employee:     Peter de Krey
     --------------      2124 W. Shawnee Dr.
                         Chandler, AZ 85224

or to such other address as any party may provide to the other in accordance with this Section.

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     20.  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof (i.e., Employee's employment by Company) and supersedes all prior or contemporaneous understandings or agreements in regard thereto; provided, however, that (except as otherwise set forth herein) this Agreement shall not affect or supersede any rights of Company under any other contracts or other agreements between or otherwise involving the parties, any restrictive covenants or any similar agreements. No modification or addition to this Agreement shall be valid unless in writing, specifically referring to this Agreement and signed by all parties hereto. No waiver of any rights under this Agreement shall be valid unless in writing and signed by the party to be charged with such waiver. No waiver of any term or condition contained in this Agreement shall be deemed or construed as a further or continuing waiver of such term or condition, unless the waiver specifically provides otherwise.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the 1st day of February, 1998.

RENAISSANCE INTERNATIONAL GROUP,        EMPLOYEE:
LTD, a Nevada corporation


By: /s/ TENNESSEE WEBB                   /s/ PETER DE KREY
   ---------------------------------    ---------------------------------
 Its: President                         Peter de Krey
     -------------------------------









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